Exhibit 10.17

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS INDEPENDENT CONTRACTOR SERVICES AGREEMENT (the “Agreement”) is made as of October 1, 2021 (the “Effective Date”), by and between Definitive Healthcare LLC (“Company”), and Kevin P. Shone, AN INDIVIDUAL (“Contractor”).

The parties hereby agree as follows:

1.
Engagement of Contractor. Subject to the terms and conditions of this Agreement, Company hereby engages Contractor as an independent contractor to perform legal and accounting services that the Company may need from time to time which may be further detailed on a Schedule A to this Agreements (collectively, the “Services”).

2.
Principal Duties. During the term of this Agreement, Contractor will at all times use best efforts to provide the Services to Company in a timely and professional manner consistent with high industry standards. Such work will be conducted at the facilities of the Contractor using Contractor’s own equipment, tools and other materials at its own expense, or otherwise as the parties agree. The manner and means by which Contractor chooses to complete the Services in accordance with this Agreement are in Contractor’s sole discretion and control.
3.
Compensation and Taxes. Company will pay Contractor $35,000 per month for each month of contracted Services. Because Contractor is an independent contractor, Company will not withhold or make payments for state or federal income tax or social security, make unemployment insurance or disability insurance contributions or obtain workers’ compensation insurance on Contractor’s behalf. Company will issue Contractor a 1099 form with respect to Contractor’s consulting fees. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of quarterly taxes, social security, disability and other contributions based on the fees paid to Contractor, his agents or employees under this Agreement.
4.
Expenses. Company will additionally compensate Contractor for such travel and other out of pocket expenses relating to the Services as have been pre-authorized by the Company in writing.
5.
Preexisting Obligations for Non-Solicitation; Non-Compete. Any non-compete, non-disclosure or non-solicitation obligations that the Contractor has in place with the Company shall continue to remain in full force and effect during the term of this Agreement
6.
Representations, Warranties and Covenants. Contractor hereby represents, warrants and covenants that: (a) Contractor has full right and power to enter into and perform its obligations under this Agreement without the consent of any third party; (b) Contractor is not a party to any agreement or arrangement that prohibits Contractor from performing the Services hereunder and Contractor’s performance of the Services hereunder will not conflict with any obligations that Contractor has or may have had with any other party; (c) Contractor will perform all Services in a professional and workmanlike manner in accordance with industry standards and best practices; (d) Contractor will not disclose to Company any information that may be deemed to be confidential or proprietary to any other party for which Contractor may have rendered any services; (e) Work Product (as defined below) developed by Contractor (if any) will be original; (f) Work Product (if any), including all elements thereof, will not infringe the Intellectual Property Rights (as defined below) of any third party; (g) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in any Work Product to third parties; (h) Contractor will take reasonable precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company’s property) during the term of this Agreement; and (j) Contractor will perform all work hereunder in compliance with applicable law.
7.
Confidential Information. Contractor acknowledges that it will be exposed to, have access to and be engaged in the development of proprietary information of Company and/or its affiliates (both in tangible and intangible manifestations), including but not limited to information regarding patents and patent applications, trade secrets, ideas, techniques, know-how, processes, copyrights, works of authorship, software programs, software source documents, algorithms, formulae, inventions, apparatuses, equipment, models, sketches and drawings related to the current, future, and proposed products and/or services of Company, and information concerning Company’s research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information Company provides regarding third parties, and information regarding any Work Product and/or Inventions (as defined below) under this Agreement (collectively the “Confidential Information”). All Confidential Information, and all the Intellectual Property Rights related thereto or embodied therein, whether presently existing or developed in the future, is the sole property of Company and its assigns. Contractor will hold all Confidential Information in the strictest confidence and will not use or disclose Confidential Information or any copies, notes, summaries, excerpts or the like of or anything related to, such information without the written consent of Company, except as required in performing the Services.
8.
Rights in Work Product and Inventions.

a) Work Product. Contractor agrees that any and all works of authorship, sketches, drawings, software programs, software source documents, data, algorithms, formulae, developments, apparatuses, equipment, models and designs conceived, written, created or reduced to practice in connection with the provision of Services under this Agreement by Contractor or its authorized subcontractors, whether or not patentable or registrable under copyright or similar statutes (“Work Product”), will be the sole and exclusive property of Company, and Contractor hereby assigns to Company all right, title and interest in and to such Work Product including any and all patent, copyright, trade secret, trademark rights and all other intellectual property rights related to the Work Product worldwide (the “Intellectual Property Rights”). Contractor hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Contractor now or may hereafter have for infringement of any Intellectual Property Rights in the Work Product or Inventions assigned hereunder to Company.

b) Inventions. Contractor will disclose in writing to Company all inventions, discoveries, concepts, ideas, trade secrets, know-how, methods, techniques, processes, improvements and other innovations of any kind that Contractor or its authorized subcontractors may make, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing the Services, or as a result of that work, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, “Inventions”). All Inventions made, conceived, or completed by Contractor or its authorized subcontractors, individually or with others, during the term of this Agreement will be the sole and exclusive property of Company and Contractor hereby assigns to Company all right, title and interest in and to such Inventions, including any Intellectual Property Rights thereto, provided such Inventions (i) relate to any subject matter with which Contractor’s work or Services to be rendered to Company hereunder may be concerned, (ii) relate to or are connected with the business, products or projects of Company of which Contractor had knowledge by reason of Contractor’s association with Company under this Agreement or (iii) involve use of Company’s time, material or facilities.

c) Assistance. Contractor agrees to cooperate with Company or its designee(s), both during and after the term of this Agreement, in the procurement, maintenance and enforcement of all Intellectual Property Rights in the Work Product and the Inventions in any and all countries. To that end Contractor (and all subcontractors) will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof, including without limitation any assignments of such Intellectual Property Rights to Company or its designee. Contractor will be entitled to a fair and reasonable fee for rendering such services in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event Company is unable for any reason, after reasonable effort, to secure Contractor’s signature on any document needed in connection with the actions specified in Section 9, Contractor hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of Section 9 with the same legal force and effect as if executed by Contractor.

9.
Term and Termination.

a) This Agreement will be effective as of the Effective Date and continue until terminated as set forth herein. Either party may terminate this Agreement with any or no reason upon fifteen (15) days prior written notice. Company may immediately terminate Contractor’s engagement for Cause upon written notice specifying the particular Cause. “Cause” means (i) Contractor’s failure or omission that has an adverse effect on Company; (ii) Contractor’s act(s) amounting to gross negligence to the detriment of Company; (iii) Contractor’s fraud or embezzlement of funds or property; or (iv) Contractor’s failure to observe or perform any covenant, condition or provision of this Agreement.

b) Upon any termination of this Agreement, Contractor will promptly deliver to Company all documents and other materials of any nature pertaining to the Services (including the Work Product and Inventions as defined in Section 9), together with all copies, notes, summaries, excerpts and the like of all documents and other items containing or pertaining to any Confidential Information. The following will survive termination of this Agreement: the non-solicitation provision of Section 6 and Sections 8 (Confidential Information), 9 (Rights in Work Product and Inventions), 10 (Indemnification by Contractor) and 13 (General Terms).

10.
Independent Contractor. Contractor will be and act as an independent contractor and not as an employee of Company. Contractor provides Services under this Agreement solely under its own supervision and will be subject to Company’s direction only as to the specific areas of Company’s interests for which Services are to be provided. Nothing herein will be construed as creating an employer/employee relationship between Company and the Contractor. Contractor will not be entitled to any benefits that Company may make available to its employees. Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority. Contractor has no authority to, and will not, obligate Company by contract or otherwise.
11.
General Terms. Contractor may not assign this Agreement or delegate or subcontract any of the Services to be provided under this Agreement without Company’s prior written consent; any such assignment or delegation will be void and of no effect. This Agreement is governed by the laws of the Commonwealth of Massachusetts, excluding conflicts of law principles. Contractor hereby expressly consents to the personal jurisdiction of the state and federal courts located in Massachusetts for any lawsuit filed there against Contractor by Company arising from or related to this Agreement. All notices, requests and other communications under this Agreement must be in writing, and must be personally delivered or sent by U.S. mail, registered or certified, return receipt requested. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. This Agreement constitutes the parties’ final, exclusive and complete understanding and agreement, and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties to this Agreement. The provisions of this Agreement are severable and if any one or more provisions are be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable, will nevertheless be binding and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Contractor	Definitive Healthcare, LLC

Signature	Signature

Print Name	Print Name

Title

[Signature Page to Independent Contractor Services Agreement]